UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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J. Alexander’s Holdings, Inc.

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On January 8, 2018, J. Alexander’s Holdings, Inc. (the “Company”) gave the following presentation to investors and posted the presentation to www.jalexandersand99.com:

Acquisition of 99 Restaurants January 8, 2018

Cautionary Statement Regarding Forward-Looking Statements In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, J. Alexander’s Holdings, Inc. (the “Company,” “J. Alexander’s” or “JAX”) cautions that certain information contained or incorporated by reference in this presentation and its filings with the Securities and Exchange Commission (the “SEC”), in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: the fact that certain directors and executive officers of the Company and 99 Restaurants, LLC (“99 Restaurants”) may have interests in the transactions that are different from, or in addition to, the interests of the Company’s shareholders generally; uncertainties as to whether the requisite approvals of the Company’s shareholders will be obtained; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee by the Company; the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risks associated with the future performance of the business of 99 Restaurants; the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants will be greater than expected; the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the transactions; the possibility that the anticipated benefits and synergies from the proposed transactions cannot be fully realized or may take longer to realize than expected; the fact that the Company has incurred and will continue to incur substantial transaction-related costs; and the fact that the transactions will dilute the Company’s economic interest in certain operating subsidiaries of the Company, and any increase in total revenue, income and cash flows of such operating subsidiaries as a result of the transactions may not outweigh such dilution. Further, the business of 99 Restaurants and the business of the Company remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated. Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended October 1, 2017, July 2, 2017, and April 2, 2017. The foregoing list of risk factors is not exhaustive. These risks, as well as other risks associated with the contemplated transactions, are more fully discussed in the definitive proxy statement filed with the SEC on December 21, 2017. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law. The Company cautions shareholders and other interested parties that certain statements and assumptions included in this presentation include, make reference to, or otherwise rely on historical results of financial operations, restaurant capital expenditures, same store sales, guest check average, guest traffic, and other historical and projected financial information of 99 Restaurants as reported to us by 99 Restaurant’s management team without our independent verification.

Additional Information Additional Information and Where to Find It In connection with the proposed merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A on December 21, 2017, which has been mailed to the Company’s shareholders on or about December 22, 2017. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other filings containing information about the Company at the SEC’s website at www.sec.gov. The definitive proxy statement and the other filings may also be obtained free of charge at the Company’s “Investor Relations” website at investor.jalexandersholdings.com under the tab “More” and then under the tab “SEC Filings.” Participants in the Solicitation The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 11, 2017, and the definitive proxy statement for the Company’s meeting of shareholders to vote on the proposed merger, as filed with the SEC on December 21, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transactions are included in the above-referenced definitive proxy statement regarding the proposed merger. Free copies of these documents may be obtained as described in the preceding paragraph. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. Included in this presentation are definitions and reconciliations of these non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP.

Transaction JAX to acquire 99 Restaurants 100% all-stock transaction valued at $199 million (including assumption of $20 million in net debt) based on the agreed-upon $11.00 per share value of the equity component of the merger consideration Combined company will remain public as JAX Merger Consideration 99 Restaurants will merge with a merger subsidiary created by JAX (“Merger Sub”), resulting in acquisition by JAX 99 Restaurants assumes $60 million of debt and immediately after close JAX reduces debt balance to $20 million using $40 million in cash contributed by FNFV* to 99 Restaurants FNH and FNFV collectively receive 16,272,727 Class B LLC units of the Company’s subsidiary, J. Alexander’s Holdings, LLC (“JAX Op”) and 16,272,727 Class B voting shares of JAX (approximately 52.5% of the outstanding shares of capital stock of JAX after giving effect to the transaction) subject to a customary net working capital adjustment Total enterprise value of $199 million based on the agreed-upon $11.00 per share value of the equity component of the merger consideration Pro Forma Ownership and Governance Former JAX shareholders will own 47.5% pro forma Senior officers of JAX expected to remain senior officers of the combined company, including CEO and President Lonnie J. Stout II William P. Foley II expected to join the JAX Board, enabling the company to benefit from his relevant experience and strong track record of value creation Path to Closing Shareholder meeting will occur on January 30, 2018 Expected to close in Q1 2018 Subject to JAX shareholder approval, amendment and restatement of JAX charter and approval of amendments to JAX NYSE listing, consent of the lender under the credit facility of FNH’s subsidiaries, receipt by JAX of a waiver from FNF of various covenants and other provisions from 2015 spin-off, the continued effectiveness of the agreement terminating the consulting agreement with Black Knight Advisory Services, LLC (“Black Knight”) and other customary closing conditions Transaction Summary *Now known as Cannae Holdings, LLC

Combination Provides Significant Value to JAX Shareholders Compelling Financial Dynamics Expected to be accretive to earnings per share of JAX in future years (and would have represented an estimated additional $0.17 to 2016 basic EPS and $0.31 to 2016 fully diluted EPS, pro forma), excluding the assumption of synergies. Potential synergies could reach approximately $1.5 million to $2 million annual positive impact on pre-tax income. Increased Scale and New Opportunities for Growth Management believes 99 Restaurants will help the Company achieve more rapid growth and increase the scale of JAX operations to better spread public company and management costs. Presents compelling strategic opportunity to expand the Company’s business into a concept insulated from certain competitive challenges in the $15-$20 check average market, given its unique management, lengthy operating history and differentiated customer experience. Termination of Existing Consulting Agreement JAX intends to terminate the consulting agreement with Black Knight, which would benefit JAX shareholders by ending annual management fee payments. Disinterested Shareholder Vote In addition to required approvals under applicable law, and to overcome any internal conflicts of interest, the transaction will also require approval by the disinterested shareholders of JAX.

2016 Average Check Size $15.85 # of Locations 106 2016 Average Unit Volume $2,881,000 Geographic Presence Northeast 2016 Alcohol Mix 18.5% Key Concept Statistics 99 Restaurants

Key Concept Statistics 2016 Average Check Size $30.41 # of Locations 32 2016 Average Unit Volume $5,710,000 Primary Geographic Presence South & Midwest 2016 Alcohol Mix 17% J. Alexander’s / Grills

Key Concept Statistics 2016 Average Check Size $44.13 # of Locations 12 2016 Average Unit Volume $3,858,000 Primary Geographic Presence South & Midwest 2016 Alcohol Mix 21% Stoney River Steakhouse and Grill

FYE 2015A 2016A Net Units 41 43 Growth - 4.9% Revenue $217.9 $219.6 Growth 7.8% 0.8% Net Income $7.0 Adjusted EBITDA $24.3 EBITDA $18.9 Capital Expenditures $11.4 $ 20.8 Free Cash Flow(a) $(1.9) Net Units 105 106 Growth 1.0% 1.0% Revenue $293.3 $304.0 Growth 4.6% 3.6% Average Weekly Same Store Sales Growth 4.8% 2.0% Net Income $17.2 Adjusted EBITDA $30.1 EBITDA $29.3 Capital Expenditures $13.2 $17.2 Free Cash Flow(a) $12.1 Net Units 146 149 Growth 0.7% 2.1% Revenue $511.2 $523.6 Growth 5.9% 2.4% Net Income $24.2 Adjusted EBITDA $54.4 EBITDA $48.2 Capital Expenditures $24.6 $38.0 Free Cash Flow(a) $10.2 Notes: In keeping with JAX standard financial presentation, 99 Restaurants EBITDA and Adjusted EBITDA have not been adjusted for non-cash rent expense. Figures represent standalone company numbers for each company and have not been adjusted for the transaction or for any anticipated synergies. EBITDA defined as net income plus taxes, interest, depreciation, non-cash items (principally depreciation and amortization expenses) and amortization. Adjusted EBITDA eliminates the impact of non-recurring, non-operating or non-cash items (principally depreciation and amortization expenses) including, but not limited to, stock-based compensation, pre-opening expenses, and other non-recurring charges. The information set forth above reflects financial results of 99 Restaurants made available to the Board and Stephens prior to issuance of the 99 Restaurants Audited Consolidated Financial Statements. As a result, certain items set forth above do not reflect certain accounting adjustments related primarily to depreciation and non-cash rent that are reflected in the Audited Consolidated Financial Statements set forth in the proxy statement filed by the Company on December 21,2017 beginning on Page F-1. Combined Company figures are J. Alexander's actual results and preliminary unaudited 99 Restaurants results, and do not reflect pro forma adjustments or the results that may have been achieved if the companies were combined for such periods. Free Cash Flow defined as EBITDA less capital expenditures. See slides 19 and 20 for non-GAAP reconciliations. Compelling Financial Dynamics as a Combined Company Combined Company ($ in Millions)

J.ALEXANDER'S HOLDINGS, INC.

Anticipated to Be Accretive to EPS in Future Years

($ in Millions, Except per Share)	FYE 12/31	
	2018E*	2019E*
JAX Revenue[a]	$ 255.9	$ 279.5
99 Restaurants Revenue[a]	317.1	330.4
Total Revenue	**$ 573.0**	**$ 609.9**
JAX EBITDA	$25.4	$31.4
99 Restaurants EBITDA	31.0	33.6
(+) 99 Restaurants Cost Synergies	1.2	1.2
(+) Black Knight Management Fee Savings	1.0	1.1
(+) Non-Cash Stock Compensation Expense Savings	0.7	0.7
(+) Black Knight Non-Cash Profits Interest Plan Savings	1.9	-
Pro Forma Combined EBITDA	**$ 61.1**	**$ 67.9**
Margin	*10.7%*	*11.1%*
(-) Depreciation and Amortization[c]	(22.0)	(22.3)
(+) 99 Restaurants Non-Cash Cost Synergies	0.9	0.9
(-) 99 Restaurants Non-Cash Corporate Overhead Allocation	(1.2)	(1.2)
(-) Interest Expense	(1.1)	(0.9)
(-) Taxes[b]	(8.3)	(9.8)
Pro Forma Combined GAAP Net Income	**$ 29.5**	**$ 34.6**
Margin	*5.1%*	*5.7%*
Standalone JAX Shares	14.7	14.7
Pro Forma JAX Shares[d]	32.0	32.0
Standalone Earnings Per Share	**$ 0.73**	**$ 0.99**
Pro Forma Combined Earnings Per Share	**$ 0.92**	**$ 1.08**
GAAP EPS Accretion - $	**$ 0.20**	**$ 0.09**
GAAP EPS Accretion - %	**27.0%**	**9.5%**

Note: Excess cash not used to pay down debt.

(a) The Company believes Net Sales is the most directly comparable GAAP financial measure to Revenues as included in management summary projected financial information. However, because Company management did not forecast Net Sales or certain financial measures necessary to reconcile the non- GAAP financial measure Revenues to the GAAP-based financial measure Net Sales, the Company is unable to provide a quantitative reconciliation of Revenues to projected Net Sales. No reconciliation of Revenues was provided by management to Stephens. The financial measure that would be required to reconcile Revenues to Net Sales includes, among other measures, projected complimentary meals, employee discounts, and projected gift card breakage (i.e., reductions in liabilities for gift cards which, although they do not expire, are considered to be only remotely likely to be redeemed and for which there is no legal obligation to remit balances under unclaimed property laws of the relevant jurisdictions). In order to provide an appropriate reconciliation of Revenues, Company Management would be required to make additional assumptions and projection analyses of factors that management did not take into account when preparing the summary projected financial information. Because the absence of these additional forecasts prevents the Company from reconciling Revenues to Net Sales, shareholders should not unduly rely on projected Revenues in evaluating the summary projected financial information.

(b) Assumes 22% tax rate.

(c) Assumes no asset step-up in purchase price allocation.

(d) Includes 16.3M shares issued to 99 Restaurants, 533k shares that vest for options and management profits interest and 406k shares issued related to conversion of Black Knight profits interest.

**52 weeks projected.*

See slides 19 and 20 for non-GAAP reconciliations.

J.ALEXANDER'S RESTAURANT

STONEY RIVER STEAKHOUSE AND GRILL

REDLANDS GRILL

10

Increased Scale and New Opportunities for Growth J. Alexander’s (includes 2018 announced openings) 99 Restaurants 4 13 4 1 6 2 3 1 1 1 3 3 8 1 5 2 6 1 1 8 12 63 3

99 Restaurants: Valuable Asset, Strong Regional Competitor Unique Culture Tenured management team and staff Culture has retained leadership over time Low turnover rates Community-focused restaurants Employee-first culture Strong Regional Footprint in a Difficult Market Regional competitor with 106 casual-dining restaurants in operation Long history of successful operation in the region Steady expansion potential in the New England region Strong local marketing relationship with the Boston Red Sox Regional menu caters to New England guests High frequency guest usage and significant guest loyalty Substantial Operating and Financial Strength History of healthy same store sales growth Cash surplus No change in strategy required Very few changes to existing operations and functions necessary >90% of the system has been recently remodeled Company Highlights Headquartered in Woburn, MA Restaurant and pub concept with menu focused on “bar” food Weekly sales per restaurant for 2016 totaled $55,397 with an average check size of $15.85 65-year old concept with a loyal following in established markets Quality Sells at All Price Points

Adjustments include pre-opening expenses and impairment charges. JAX standard financial presentation does not adjust for non-cash rent expense. 99 Restaurants financials have been conformed to this presentation. Note: EBITDA defined as net income plus taxes, interest, depreciation, non-cash items (principally depreciation and amortization expenses) and amortization. Adjusted EBITDA eliminates the impact of non-recurring, non-operating or non-cash items, including but not limited to, stock-based compensation, pre-opening expenses, and other non-recurring charges. See slides 19 and 20 for non-GAAP reconciliations. *52 weeks 99 Restaurants: Financial and Operational Expectations FYE 2018E* 2019E* Revenue $317.1 $330.4 Growth 4.2% Adjusted EBITDA (b) $31.5 $34.1 Margin 9.9% 10.3% (-) Adjustments(a) (0.5) (0.5) EBITDA(b) $31.0 $33.6 Margin 9.8% 10.2% Free Cash Flow Calculation: EBI TDA(b) $31.0 $33.6 (-) Capital Expenditures (7.1) (7.1) Free Cash Flow $23.9 $26.4 ($ in Millions)

99 Restaurants’ projections are achievable Assume same store sales growth of 2% annually Assume payroll and benefits increase modestly (10-20 basis points) Assume cost of sales consistent at 28.5% of sales 99 Restaurants is positioned to continue generating positive results 99 Restaurants has driven strong results over the last several quarters in a difficult operating environment. This transaction results in additional room for growth Expansion opportunities supported by insulation from certain competitive challenges, unique management, lengthy operating history and differentiated customer experience. Management believes this transaction will help the Company achieve more rapid growth and increase the scale of JAX operations to better spread public company and management costs. The transaction will provide value for JAX shareholders Transaction is expected to be accretive to earnings per share of JAX in future years (and would have represented an additional $0.17 to 2016 basic EPS and $0.31 to 2016 fully diluted EPS, pro forma), excluding the assumption of synergies. Potential synergies could reach approximately $1.5 million to $2 million annual positive impact on pre-tax income. JAX intends to terminate the consulting agreement with Black Knight, which would benefit JAX shareholders by ending annual management fee payments. Don’t Be Misled by Inaccurate Critiques

Under the terms of a Transaction Services Agreement (“TSA”), JAX has agreed to reimburse FNH at a rate which approximates the current back office overhead costs allocated to 99 Restaurants, or approximately $517,000 per month, for up to 12 months after the transaction closes, which fees will be reduced by pre-determined values as JAX brings various services in house. JAX has voluntarily elected to submit the transaction to a vote of the disinterested shareholders to overcome any conflicts of interest. While JAX is restricted from soliciting alternative transactions, the JAX Board has retained the ability to terminate the 99 transaction to enter into a superior alternative transaction. Don’t Be Misled by Inaccurate Critiques (cont.)

Appendix

JAX Recapitalization JAX creates Merger Sub and amends and restates its charter to increase the authorized shares of capital stock of the Company and authorize a new class of Class B Common Stock– existing Company common stock is renamed Class A Common Stock and will continue to be traded on the NYSE under the ticker symbol “JAX” JAX Op also amends and restates its LLC agreement to create a new class of Class B Units (non-voting, but with full economic rights). JAX Op Class B LLC units are exchangeable for shares of JAX Class A Common Stock on a one-for-one basis and an exchange results in the cancellation of an equivalent number of non-economic, voting shares of JAX Class B Common Stock FNH Reorganization FNH and its subsidiaries transfer and cause any affiliates to transfer to 99 Restaurants assets and rights used to operate the 99 Restaurants business FNH causes 99 Restaurants to assume $60 million of existing indebtedness of its affiliates and to be distributed within the chain of entities to become a first tier subsidiary of FNH FNFV contributes $40 million to 99 Restaurants in exchange for membership units of 99 Restaurants Merger 99 Restaurants will then merge with Merger Sub, resulting in its acquisition by JAX Immediately after closing, JAX reduces debt balance to $20 million using the $40 million in cash contributed by FNFV to 99 Restaurants FNH and FNFV receive Class B LLC units of JAX Op and shares of Class B Common Stock of JAX Transaction Consideration FNH and FNFV collectively receive 16,272,727 Class B LLC units of JAX Op and 16,272,727 shares of Class B Common Stock of the Company (representing 52.5% of the outstanding shares of capital stock of JAX) Total enterprise value of $199 million based on the agreed-upon $11.00 per share value of the equity component of the merger consideration Customary net working capital purchase price adjustment Representations & Warranties; Survival; Indemnification Generally reciprocal. Representations and warranties and pre-closing covenants, excluding tax related items, will survive closing for 12 months Mutual indemnity with damages paid in equity Additional Transaction Terms

Additional Transaction Terms (cont.) Required Disinterested Shareholder Vote The approval of the holders of a majority of shares of Company common stock held as of December 19, 2017, excluding shares owned by a director or officer with a conflicting interest in the transaction or a related person of such director or officer (i.e. a majority of the “non-conflicted” shares) as described in the merger agreement Certain Closing Conditions JAX disinterested shareholder vote (as mentioned above) and other required shareholders approvals Termination of Black Knight consulting agreement in return for $2.09 million termination fee based on the existing consulting agreement. Black Knight’s profits interest units are exchangeable for shares of JAX Class A Common Stock in the 90-day period after the termination of the consulting agreement. Certain covenants under the 2015 spin-off agreement between JAX and FNF to be eliminated or amended Consent of the lender under the credit facility of FNH’s subsidiaries for the assumption of debt described herein NYSE approval of listing of Class A Common Stock No material adverse effect Accuracy of JAX and 99 Restaurants representations and warranties Termination Fee $4 million, payable by JAX, which represents 2.0% of the 99 Restaurants enterprise value based on the agreed-upon $11.00 per share value of the equity component of the merger consideration. Termination fee is payable if (i) JAX terminates the merger agreement and enters into an alternative proposal agreement with respect to a superior proposal, prior to obtaining the requisite shareholder approvals; or (ii) 99 Restaurants terminates the merger agreement following a recommendation withdrawal by the JAX Board of Directors; or (iii) if 99 Restaurants terminates the merger agreement for JAX’s breach of a representation, warranty or covenant or if the merger agreement is terminated by either party for failure to obtain the requisite shareholder approvals and, prior to the date of such termination, an alternative proposal is publicly announced or is otherwise communicated to the Board and, within 12 months of such termination, JAX enters into a definitive agreement or otherwise consummates an alternative transaction. Mutual expense reimbursement cap of $500,000

Non-GAAP Financial Measures Fiscal Year 2016A JAX 99 Combined Net Income $ 7.0 $ 17.2 $ 24.2 Tax Expense 2.1 - 2.1 Interest Expense 0.6 - 0.6 Depreciation and Amortization 9.2 10.8 20.0 Non-cash Corporate Allocation Expense - 1.3 1.3 Tax Expense EBITDA 18.9 29.3 48.2 Loss Disposals of Fixed Assets 0.3 - 0.3 Transaction and Integration Costs 0.1 - 0.1 Non-cash Compensation 3.2 - 3.2 Loss from Discontinued Operation 0.4 - 0.4 Pre-opening Expenses 1.4 0.8 2.2 Asset impairments / Restaurant Closing Costs - - - Adjusted EBITDA $ 24.3 $ 30.1 $ 54.4 Within this investor presentation, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of operating performance: We define Earnings Before Interest, Taxes, Depreciation and Amortization, or “EBITDA,” as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization. We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment and pre-opening costs. Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to operating results and excludes certain items that are not indicative of ongoing operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results of operations. Our management uses Adjusted EBITDA to evaluate the effectiveness of relevant business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA should not be assessed in isolation from, or construed as a substitute for, net income or other measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables: Reconciliation of Combined Adjusted EBITDA to Net Income – Fiscal 2016 Actual ($ in Millions)

2018E 2019E Net Income $ 19.0 $ 22.4 Tax Expense - - Interest Expense - - Depreciation and Amortization 10.8 9.9 Non-cash Corporate Allocation Expense 1.2 1.3 EBITDA 31.0 33.6 Loss Disposals of Fixed Assets - - Transaction and Integration Costs - - Non-cash Compensation - - Loss from Discontinued Operation - - Pre-opening Expenses 0.5 0.5 Asset impairments / Restaurant Closing Costs - - Adjusted EBITDA $ 31.5 $ 34.1 Reconciliation of 99 Restaurants Adjusted EBITDA to Net Income – Projected 2018 and 2019 Non-GAAP Financial Measures ($ in Millions) 2018E 2019E Net Income $ 10.7 $ 14.6 Tax Expense Interest Expense 3.0 4.1 Depreciation and Amortization 0.5 0.3 11.2 12.4 EBITDA $ 25.4 $ 31.4 Reconciliation of J. Alexander’s EBITDA to Net Income – Projected 2018 and 2019 ($ in Millions)

On January 8, 2018, the Company mailed the following letter to shareholders and posted the letter to www.jalexandersand99.com:

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, J. Alexander’s Holdings, Inc. (the “Company,” “J. Alexander’s” or “JAX”) cautions that certain information contained or incorporated by reference in this document and its filings with the Securities and Exchange Commission (the “SEC”), in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: the fact that certain directors and executive officers of the Company and 99 Restaurants, LLC (“99 Restaurants”) may have interests in the transactions that are different from, or in addition to, the interests of the Company’s shareholders generally; uncertainties as to whether the requisite approvals of the Company’s shareholders will be obtained; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee by the Company; the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risks associated with the future performance of the business of 99 Restaurants; the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants will be greater than expected; the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the transactions; the possibility that the anticipated benefits and synergies from the proposed transactions cannot be fully realized or may take longer to realize than expected; the fact that the Company has incurred and will continue to incur substantial transaction-related costs; and the fact that the transactions will dilute the Company’s economic interest in certain operating subsidiaries of the Company, and any increase in total revenue, income and cash flows of such operating subsidiaries as a result of the transactions may not outweigh such dilution. Further, the business of 99 Restaurants and the business of the Company remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended October 1, 2017, July 2, 2017, and April 2, 2017. The foregoing list of risk factors is not exhaustive. These risks, as well as other risks associated with the contemplated transactions, are more fully discussed in the definitive proxy statement filed with the SEC on December 21, 2017. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

The Company cautions shareholders and other interested parties that certain statements and assumptions included in this presentation include, make reference to, or otherwise rely on historical results of financial operations, restaurant capital expenditures, same store sales, guest check average, guest traffic, and other historical and projected financial information of 99 Restaurants as reported to us by 99 Restaurant’s management team without our independent verification.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A on December 21, 2017, which has been mailed to the Company’s shareholders on or about December 22, 2017. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other filings containing information about the Company at the SEC’s website at www.sec.gov. The definitive proxy statement and the other filings may also be obtained free of charge at the Company’s “Investor Relations” website at investor.jalexandersholdings.com under the tab “More” and then under the tab “SEC Filings.”

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 11, 2017, and the definitive proxy statement for the Company’s meeting of shareholders to vote on the proposed merger, as filed with the SEC on December 21, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transactions are included in the above-referenced definitive proxy statement regarding the proposed merger. Free copies of these documents may be obtained as described in the preceding paragraph.